UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2026

Citi Trends, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-41886	52-2150697
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17 Park of Commerce Boulevard, Savannah, Georgia	31405
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (912) 236-1561

Former name or former address, if changed since last report: Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre- commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	CTRN	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 7.01.	Regulation FD Disclosure.

On January 12, 2026, Citi Trends, Inc. (the “Company”) provided its unaudited sales results for the quarter-to-date period ending January 3, 2026 and reaffirmed its guidance for fiscal 2025 (the “Press Release”). A copy of the Press Release is attached to this Current Report on Form 8-K (this “Current Report”) as Exhibit 99.1 and is incorporated herein by reference.

In advance of the Company’s presentation at the ICR conference on January 12, 2026, the Company will release an updated investor presentation. A live audio webcast of the presentation along with a copy of the investor presentation will be available in the Investor Relations section of the Company’s website: https://ir.cititrends.com. Materials on the Company’s website are not part of or incorporated by reference into this Current Report.

The information contained in this Item 7.01, including the Press Release, is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in this Item 7.01, including the Press Release, shall not be incorporated by reference into any filings under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit No.	Description

99.1	Press Release dated January 12, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CITI TRENDS, INC.

Date: January 12, 2026	By:	/s/ Heather Plutino
	Name:	Heather Plutino
	Title:	Chief Financial Officer